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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 of our reports dated November 22, 2005 relating to the financial statements of EXCO Resources, Inc. (formerly EXCO Holdings II, Inc.) and the consolidated financial statements of EXCO Holdings Inc., and of our report dated March 18, 2004 except as to Note 2, for which the date is November 22, 2005 relating to the consolidated financial statements of EXCO Resources, Inc., which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Dallas, Texas
January 5, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM